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                                                              Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-8 and Post-Effective Amendment No. 3 to Registration Statement No. 33-84578 on Form S-8 of AK Steel Holding Corporation of our report dated January 23, 1996, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


     DELOITTE & TOUCHE LLP

     Cincinnati, Ohio
     May 24, 1996